UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2018

EV Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	20-4745690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership

On April 2, 2018, EV Energy Partners, L.P. (“EVEP”), EV Energy GP, L.P., EV Management, LLC and certain of EVEP’s wholly owned subsidiaries (each a “Debtor” and, collectively, the “Debtors”), filed a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814 (the “Chapter 11 Cases”).

On May 17, 2018, the Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Modified Joint Prepackaged Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”) under Chapter 11 of the Bankruptcy Code, dated May 11, 2018.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors are targeting occurrence of the Effective Date on or before June 4, 2018, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan provides that, among other things, on the Effective Date:

•	certain of the holders (the “Supporting Holders”) of the 8.0% Senior Notes due 2019 (the “Senior Notes”) will contribute their Senior Notes (the “Contributed Notes”) to a newly formed C-corporation (“New EVEP Parent Inc.”) in exchange for 95% of all of the then outstanding new common stock (subject to dilution) in New EVEP Parent Inc. (the “New Equity Interests”), on a pro rata basis;

•	New EVEP Parent Inc. would contribute to a newly formed subsidiary (“Acquisition Inc.”) (i) the Contributed Notes, (ii) a number of shares of New Equity Interests sufficient to satisfy (a) the claims of the holders of the Senior Notes (the “Notes Claims”) other than the Notes Claims in respect of the Contributed Notes and (b) shares of New Equity Interests to be distributed to the holders of existing equity interests in EVEP (the “Existing Unitholders”) and (iii) 5-year warrants for 8% of the New Equity Interests (subject to dilution by the shares (the “MIP Shares”) reserved to participants in the new management incentive plan (the “MIP”)), with a strike price set at an equity value at which the Supporting Holders would receive a recovery equal to par plus accrued and unpaid interest as of the petition date of the Chapter 11 Cases in respect of the Senior Notes (after taking into account value dilution on account of the initial distribution of participants in the MIP) (the “New Warrants”), and in return, New EVEP Parent Inc. will receive all of the equity interests of Acquisition Inc.;

•	Acquisition Inc. will acquire all of the assets of EVEP as provided for under the Plan in exchange for (i) full and final satisfaction of the Contributed Notes, (ii) the New Equity Interests it received from New EVEP Parent Inc. and (iii) the New Warrants;

•	New EVEP Parent Inc. will distribute the New Equity Interests it received from Acquisition Inc. to the (i) holders of the Senior Notes that did not contribute Contributed Notes and (ii) Existing Unitholders;

•	New EVEP Parent Inc. will distribute the New Warrants to the Existing Unitholders;

•	the Senior Notes will be cancelled and discharged and the holders of those Senior Notes will receive (directly or indirectly) New Equity Interests representing, in the aggregate, 95% of the New Equity Interests issued on the Effective Date (subject to dilution by the MIP Shares and the New Equity Interests issuable upon exercise of the New Warrants);

•	the lenders under the reserve-based lending facility (the “RBL Facility”) will receive (a) pro rata loans under an amendment to the RBL Facility (the “Amended RBL Facility”), (b) cash in an amount equal to the accrued but unpaid interest and letter of credit fees payable to such lenders under the RBL Facility as of the Effective Date, and (c) unfunded commitments and letter of credit participation under the Amended RBL Facility equal to the unfunded commitments and letter of credit participation of such lender as of the Effective Date;

•	each Existing Unitholder will receive its pro rata share of (i) New Equity Interests representing, in the aggregate, 5% of the New Equity Interests issued on the Effective Date and (ii) the New Warrants (in each case, subject to dilution by the MIP Shares and, in the case of the New Equity Interests, subject to dilution by the New Warrants);

•	general unsecured claims will receive, (i) if such claim is due and payable on or before the Effective Date, payment in full, in cash, or the unpaid portion of its allowed general unsecured claim, (ii) if such claim is not due and payable before the Effective Date, payment in the ordinary course, and (iii) other treatment, as may be agreed upon by the Debtors, the Supporting Noteholders and the holder of such general unsecured claim; and

•	the reorganized Debtors will enter into the Amended RBL Facility.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. All of the Company’s existing funded debt and equity will be extinguished by the Plan.

Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

Pursuant to the Plan, each of the Company’s units outstanding immediately before the Effective Date (including any options to purchase such units) will be cancelled and of no further force or effect after the Effective Date. As of May 10, 2018, there were 49,368,869 units outstanding. Under the Plan, the Debtors’ new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue new equity, certain of which will be issued pursuant to the Plan on the Effective Date. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain equityholders.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the discharge, release exculpation, and injunction provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides discharge, release, exculpation, and injunction provisions for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2017, filed with the Securities and Exchange Commission on April 2, 2018.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

2.1	First Modified Joint Prepackaged Chapter 11 Plan of Reorganization of EV Energy Partners, L.P. and Its Debtor Affiliates

99.1	Order Confirming (I) First Modified Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV ENERGY, L.P.

May 17, 2018	By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC, General partner of EV Energy GP, L.P., General partner of EV Energy Partners, L.P.

EXHIBIT INDEX

Exhibit	Description

2.1	First Modified Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates

99.1	Order Confirming (I) First Modified Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates